Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                           CALIFORNIA CLEAN AIR, INC.

    Persons  interested  in  purchasing  shares of Common  Stock  ("Shares")  of
California   Clean  Air,  Inc.   ("Company")   must  complete  and  return  this
Subscription Agreement with their subscription payment to:

                           California Clean Air, Inc.
                         3790 Via de la Valle, Suite 103
                            Del Mar, California 92104

    If  and  when  accepted  by  Company,  this  Subscription   Agreement  shall
constitute an irrevocable subscription for the Shares.

    The undersigned irrevocably tenders this Subscription Agreement for the purchase of ______________ Shares of the Company at a price of $1.00 per share. With this Subscription Agreement, the undersigned tenders payment in the amount of $_________________.

    At the request of the Company, the undersigned agree to promptly execute and deliver to the Company such other instruments or documents as may be reasonably required in connection with this Subscription Agreement. The undersigned agree that this Subscription Agreement shall be binding upon their respective heirs, legatees, executors, personal representatives, administrators, successors and assigns.

    This Subscription Agreement will be governed by the laws of the State of California.

                                   (CHECK ONE)

[ ] Individual         One signature required.                   [ ] Existing Partnership  All partners must sign.
[ ] Joint Tenants      With Right of Survivorship - all parties  [ ] Corporation           Authorized agent of
                       must sign.                                                          corporation must sign.
[ ] Tenants-in-Common  All parties must sign.                    [ ] Trust                 Trustee must sign.


The undersigned requests that the Shares be registered in the name of:

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Subscriber No. 1 Signature               Subscriber No. 2 Signature



Name                                     Name

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Street (residence address)               Street (residence address)

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City, State, Zip                         City, State, Zip

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Home Phone                               Home Phone

----------------------    -------------  ----------------------    -------------
Social Security Number    Date of Birth  Social Security Number    Date of Birth
or Federal I.D. Number                   or Federal I.D. Number

ACCEPTED:

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Signature                                                           Date